SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): April 15, 2003

Inco Limited

(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	1-1143 (Commission file number)	98-0000676 (I.R.S. Employer Identification Number) Identification Number)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7

(Address of Principal Executive Offices)

Company’s telephone number, including area code: (416) 361-7511

N/A
(Former name or former address, if changed since last report)

Item 12.     Results of Operations and Financial Condition

On April 15, 2003, Inco Limited (the “Registrant”) issued a press release covering its results for the first quarter of 2003 ended March 31, 2003. This release included information on the Registrant’s adjusted net earnings and net earnings in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), the principles covering the Registrant’s primary financial statements, for that quarter as compared with the corresponding quarter of 2002 and a reconciliation of such adjusted net earnings to net earnings in accordance with Canadian GAAP. The press release also included an update on the Registrant’s current outlook on production of its principal metals and other items for 2003, including whether it is comfortable with the current First Call mean consensus for the Registrant’s adjusted net earnings estimate for 2003 based upon certain assumptions. No reconciliation of this estimate to a net earnings estimate in accordance with Canadian GAAP was included in this release since the Registrant does not believe it is in a position to predict with any degree of certainty the impact that certain items excluded in arriving at the adjusted net earnings estimate and which would be reflected in any such reconciliation of its adjusted net earnings estimate to a net earnings estimate in accordance with Canadian GAAP could have. A copy of the press release issued by the Registrant is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.      Financial Statements and Exhibits

        The following Exhibit is furnished as part of this Report:

(1)     Exhibit 99

(99.1)	Press release of the Registrant dated April 15, 2003 covering Registrant’s first quarter 2003 financial and operating results.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INCO LIMITED By: /s/ Stuart F. Feiner Stuart F. Feiner Executive Vice-President General Counsel and Secretary

Date: April 15, 2003

EXHIBIT INDEX

Exhibit No.	Description	Page

(1)     Exhibit 99

(99.1)	Press release of the Registrant dated April 15, 2003 covering first quarter 2003 financial and operating results.

EXHIBIT